Exhibit 5(a)

                       August 12, 1996


Southwestern Public Service Company
Tyler at Sixth
Amarillo, Texas  79101

Dear Sirs:

          We refer to the proposed issuance and sale, from time to time, of __% Deferrable Interest Subordinated Debentures (the "Debentures") of Southwestern Public Service Company (the "Company") and the contractual arrangements to be entered into by the Company (the "Surety Obligations") with respect to pre-ferred securities (the "Preferred Securities") issued from time to time by Southwestern Public Service Capital I (the "Trust") to which a series of Debentures will be issued, for which the Company and the Trust are filing a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"). The Surety Obligations are (i) the guarantee (the "Guarantee") by the Com-pany for the benefit of the holders of Preferred Securities and
(ii) an expenses and liabilities agreement (the "Expense Agree-ment") between the Company and the Trust.

          We advise you that in our opinion:

          1. the Company is a corporation duly organized and existing under the laws of New Mexico;

          2. as to the proposed issuance and sale of Deben-tures under an indenture between the Company and the trustee thereunder (the "Indenture") to be further supplemented by a supplemental indenture creating such series of Debentures (the "Supplemental Indenture"), forms of which are filed as exhibits to the Registration Statement, upon (a) the Registration State-ment becoming effective under the Securities Act; (b) the adop-tion of resolutions by the Board of Directors of the Company authorizing the execution of the Indenture and the Supplemental Indenture and the issuance, sale and delivery of the Deben-tures; (c) the due execution of the Indenture and the Supple-mental Indenture by the Company and the trustee thereunder, acting by their proper officers, respectively, and the delivery thereof; and (d) the execution of the Debentures by the proper officers of the Company and the authentication thereof by the trustee in accordance with the provisions of the Indenture and the Supplemental Indenture and the full payment therefor, in accordance with authorizations of the Board of Directors of the



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Company and the New Mexico Public Utility Commission, the Indenture and
each Supplemental Indenture will be a valid instrument legally binding upon the Company and the Debentures will be duly authorized and issued and will constitute the legal, valid and binding obligations of the Company subject, as to enforcement to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally;

            3. as to the Surety Obligations, forms of which are filed as exhibits to the Registration Statement, upon (a) the Registration Statement becoming effective under the Securities Act; (b) the adoption of resolutions by the Board of Directors of the Company authorizing the Surety Obligations and the delivery of the Surety Obligation; (c) the due execution of the (i) Guarantee by the Company and the trustee thereunder and (ii) Expense Agreement by the Company and the Trust, acting by their proper officers, respectively, and the delivery thereof in accordance with authorizations of the Board of Directors of the Company and the New Mexico Public Utility Commission, each of the Surety Obligations will be a valid instrument legally binding upon the Company and will be duly authorized and issued and will constitute the legal, valid and binding obligations of the Company subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally;

            4. the statements as to matters of law and legal conclusions in the Registration Statement made in reliance upon us as experts are correct.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" included in the prospectus forming a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ HINKLE, COX, EATON, COFFIELD
                                            & HENSLEY, L.L.P.